UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 ____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report September 26, 2013
VALENCE TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20028	77-0214673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12303 Technology Boulevard, Suite 950 Austin, Texas 78727
(Address of principal executive offices)

(512) 527-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on July 12, 2012, Valence Technology, Inc. (the “Debtor”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Texas (the “Bankruptcy Court”), which is being administered under the caption “In re Valence Technology, Inc.,” Case No. 12-11580.

On August 21, 2013, the Debtor filed a proposed plan of reorganization (the “Plan”) and related disclosure statement with the Bankruptcy Court, soliciting acceptances of the Plan and seeking confirmation of the Plan by the Bankruptcy Court. On September 20, 2013, the Debtor filed a proposed amended plan of reorganization (the “Amended Plan”) and related proposed amended disclosure statement with the Bankruptcy Court. On September 23, 2013, the Bankruptcy Court issued an order approving the Disclosure Statement (the “Approved Disclosure Statement”) and scheduling a confirmation hearing with respect to the Amended Plan on October 30, 2013 at 1:30 p.m. (central time).

The Amended Plan provides for the resolution of outstanding claims against the Debtor. Among other things, the Amended Plan provides that (i) each holder of an allowed Priority Non-Tax Claim (as defined in the Amended Plan), an allowed DIP Claim (as defined in the Amended Plan), an allowed Convenience Claim (as defined in the Amended Plan) or an allowed general unsecured claim of $500 or less will be paid in full; (ii) Berg & Berg Enterprises, LLC (the “Pre-petition Secured Lender”), the holder of pre-petition secured indebtedness of the Debtor, will extend the maturity date of part of its pre-petition secured claim under a new promissory note secured by a first priority lien against all of the reorganized Debtor’s assets, and receive, in exchange for its remaining pre-petition secured claim in the amount of $50 million, 100% of the shares of New Valence Stock (as defined in the Amended Plan), representing 100% of the reorganized Debtor’s issued and outstanding shares of capital stock on the effective date, (iii) holders of certain classes of unsecured claims will receive payment in full over time, (iv) holders of pre-petition equity interests in the Debtor, including, without limitation, any shares of the Debtor’s preferred stock, common stock, and any option, warrant or right to acquire any ownership interest in the Debtor, will receive no distribution, and (v) all pre-petition equity interests in the Debtor will be canceled on the effective date of the Amended Plan.

Under the terms of the Amended Plan, the Pre-petition Secured Lender will provide exit financing to the Debtor by entering into a new loan agreement in the amount of $20 million with the reorganized Debtor on the effective date of the Amended Plan (the “New Loan”). The New Loan will have a 5-year term and simple accrued interest at the rate of 5% per annum, and will be secured by a first priority lien against all of the reorganized Debtor’s assets. Payment of the New Loan will be subordinated to payment of claims of a number of junior classes, including, without limitation, the general unsecured creditors. The proceeds from the New Loan will be used to pay claims under the Amended Plan and to fund the reorganized Debtor’s working capital and general corporate needs.

The foregoing does not purport to be a complete description of the terms of the Amended Plan or the Approved Disclosure Statement, and is qualified in its entirety by reference to the copies of the Amended Plan and the Approved Disclosure Statement which are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 First Amended Chapter 11 Plan of Reorganization of Valence Technology, Inc., dated September 20, 2013.

Exhibit 99.2 First Amended Disclosure Statement for Debtor’s First Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated September 20, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: September 26, 2013	By:	/s/ Roger A. Williams
Roger A. Williams
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 99.1 First Amended Chapter 11 Plan of Reorganization of Valence Technology, Inc., dated September 20, 2013.

Exhibit 99.2 First Amended Disclosure Statement for Debtor’s First Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated September 20, 2013.